Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery
For Tender of American Depositary Shares of

RENREN INC.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END
OF WEDNESDAY, APRIL 29, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH
DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your American Depositary Shares (“ADSs”) but:

•	your American Depositary Receipts (“ADRs”) for the ADSs are not immediately available or cannot be delivered to the Depositary by the Expiration Date;
•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or
•	your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you may still tender your ADSs if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by facsimile transmission (for eligible institutions only) prior to the Expiration Date. See Section 3 of the Offer to Purchase dated April 2, 2015 (the “Offer to Purchase”).

Deliver to:

CITIBANK, N.A.

By Mail or Overnight Courier: Citibank, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Overnight Courier: Citibank, N.A. c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

Fax line for eligible institutions only: (201) 222-4593

To confirm fax for eligible institutions only: (201) 222-4412

For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Renren Inc., Morgan Stanley & Co. LLC (the “Dealer Manager”), or Georgeson Inc. (the “Information Agent”) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Renren Inc. (“Renren”) upon the terms and subject to the conditions set forth in its Offer to Purchase, dated April 2, 2015, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number American Depositary Shares (the “ADSs”), each representing three Class A ordinary shares, par value $0.001 per share (the “Class A Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of ADSs to be tendered: ________________ ADSs

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER ADS AT WHICH ADSs ARE BEING TENDERED
(See Instruction 5 of the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING ADSs AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1)  ADSs TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “ADSs Tendered At Price Determined By Securityholder,” the undersigned hereby tenders ADSs at the Final Purchase Price as shall be determined by Renren in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance that Renren will accept for payment all of the ADSs the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders ADSs at, and is willing to accept, the purchase price determined by Renren in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned's ADSs being deemed to be tendered at the minimum price of $2.40 per ADS for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per ADS price as low as $2.40.

(2)  ADSs TENDERED AT PRICE DETERMINED BY SECURITYHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “ADSs Tendered At Price Determined Under The Offer,” the undersigned hereby tenders ADSs at the price checked. The undersigned understands that this action could result in Renren purchasing none of the ADSs tendered hereby if the purchase price determined by Renren for the ADSs is less than the price checked below.

☐  $2.40              ☐  $2.50              ☐  $2.60              ☐  $2.70
☐  $2.45              ☐  $2.55              ☐  $2.65              ☐  $2.75

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF ADSs.

A SECURITYHOLDER DESIRING TO TENDER ADSs AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH ADSs ARE TENDERED. THE SAME ADSs CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

ODD LOTS
(See Instruction 14 to the Letter of Transmittal)

To be completed ONLY if ADSs are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 ADSs.

The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 ADSs, all of which are being tendered; or
☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) ADSs with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 ADSs and is tendering all of the ADSs beneficially owned by each such person.

In addition, please check box 1 or box 2 under “Price (in Dollars) per ADS at which ADSs are being tendered” above.

CONDITIONAL TENDER
(See Instruction 13 to the Letter of Transmittal)

A securityholder may tender ADSs subject to the condition that a specified minimum number of the securityholder's ADSs tendered pursuant to the Letter of Transmittal must be purchased if any ADSs tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least the minimum number of ADSs indicated below is purchased by Renren pursuant to the terms of the Offer, none of the ADSs tendered will be purchased. It is the tendering securityholder's responsibility to calculate that minimum number of ADSs that must be purchased if any are purchased, and Renren urges securityholders to read carefully Section 13 of the Offer to Purchase and consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of ADSs that must be purchased, if any are purchased, is: ADSs.

If, because of proration, the minimum number of ADSs designated will not be purchased, Renren may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering securityholder must have tendered all of his or her ADSs and checked this box:

☐	The tendered ADSs represent all ADSs held by the undersigned.

PLEASE SIGN ON THIS PAGE

(Also Please Complete IRS Form W-9 or Appropriate IRS Form W-8)

Name of Record Holder(s):

(Please Print)

Signature(s):

X

X

Address:  __________________________________________________________________________________

Zip code (s):  _______________________________________________________________________________

(Area code) and telephone number:

☐	If delivery will be by book-entry transfer, check this box:

Name of tendering institution:  _________________________________________________________________

Account number:  ___________________________________________________________________________

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the ADSs being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of ADSs complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above ADRs evidencing your ownership of the ADSs tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the ADSs into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three New York Stock Exchange trading days after the date of receipt by the Depositary.

Name of Eligible Institution Guaranteeing Delivery	X	Authorized Signature

Address	Name (Print Name)
Zip Code	Title
(Area Code) Telephone No.	Dated: , 2015

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND ADRs WITH THIS FORM. YOUR ADRs MUST BE SENT WITH THE LETTER OF TRANSMITTAL.